UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2023

IRIS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-40167	85-3901431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd Floor Zephyr House

122 Mary Street, George Town

PO Box 10085

Grand Cayman KY1-1001, Cayman Islands

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  971 43966949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	IRAAU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	IRAA	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock $11.50 per share	IRAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Iris Acquisition Corp (the “Company”) received a written notice on December 26, 2023, from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market, it no longer complies with Listing Rule 5550(a)(4) (the “Rule”) of Nasdaq’s Listing Rules (the “Rules”) for continued listing.

In accordance with the Rule, the Company has 45 calendar days to submit a plan to regain compliance.

The Company is evaluating various courses of action to achieve compliance with the Rule.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2023, at the Company’s Annual Meeting of Stockholders, a total of 7,045,839 (or 96.431%) of the Company’s issued and outstanding shares of Class A common stock (“Public Shares”) held of record as of December 13, 2023, the record date for the Annual Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Annual Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

Proposal 1. To re-elect Richard Peretz, Nicholas Fernandez and Manish Shah as Class I directors, each to serve until the 2025 annual meeting of stockholders, or until his successor shall have been duly elected and qualified (the “Election of Directors Proposal”).

Directors	For	Withhold	Broker Non-Votes
Richard Peretz	7,045,839	0	0
Nicholas Fernandez	7,045,839	0	0
Manish Shah	7,045,839	0	0

Proposal 2. To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Election of Directors Proposal.

For	Against	Abstain	Broker Non-Votes
7,045,835	0	4	0

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Annual Meeting was determined not to be necessary or appropriate.

Forward Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “anticipates,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Nasdaq Listing Rules in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS ACQUISITION CORP
Dated: January 2, 2024

	By:	/s/ Sumit Mehta
Name: Sumit Mehta
Title: Chief Executive Officer